                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 99.1

(BURLINGTON RESOURCES LOGO)                                         NEWS RELEASE

TO: DAILY PAPERS, TRADE PRESS          FOR: IMMEDIATE     COMPANY CONTACTS:
    FINANCIAL AND SECURITY ANALYSTS         RELEASE       FINANCIAL: JOHN CARRARA    713-624-9548
                                                          MEDIA:     JAMES BARTLETT  713-624-9354

    BURLINGTON RESOURCES WEB SITE: www.br-inc.com                                    BR0317

                    BURLINGTON RESOURCES REPORTS 238 PERCENT
                    INCREASE IN INCOME AND RISING PRODUCTION
                    OF NATURAL GAS, GAS LIQUIDS AND CRUDE OIL

HOUSTON, TEXAS, OCT. 22, 2003 - Burlington Resources Inc. (NYSE: BR and TSX: B) today reported estimated net income of $267 million for the third quarter of 2003, or $1.33 per diluted share, compared to net income of $79 million, or $0.39 per diluted share, during the same quarter of 2002. Included in last year's quarterly results was a net after-tax gain of $0.12 per diluted share attributable to asset sales. The 238 percent increase in net income was attributable to higher average commodity prices and rising production of natural gas, natural gas liquids and crude oil. Burlington also reported progress in its cost containment efforts.

Total production during the third quarter was 2,551 million cubic feet of natural gas equivalent per day (MMcfed), compared to the prior year's third-quarter production of 2,465 MMcfed, an increase of 3 percent on a reported basis and 11 percent when adjusted for asset sales during 2002.

Net cash provided by operating activities during the third quarter increased to $665 million from $397 million during the same quarter last year. Discretionary cash flow(1) was $651 million during the quarter, compared to $291 million during the same quarter last year.

The company achieved favorable unit cost improvements. Combined production and processing and administrative costs declined to $0.66 per thousand cubic feet of equivalent production (Mcfe) during the quarter, from $0.68 per Mcfe during the prior year's third quarter.

During the third quarter of 2003, Burlington repurchased 2.1 million shares of its stock for $101 million at an average cost of $48.48 per share, bringing repurchases during 2003 to 5.8 million shares for $277 million, with $845 million remaining under the current repurchase authorization. Since resuming share repurchases in late 2000, Burlington has repurchased approximately 22.1 million shares at an average cost of $44.01 per share. As a result of the repurchases, shares outstanding declined to approximately 198.6 million at the end of the third quarter.

"This was yet another outstanding quarter for our company in terms of performance. Further, we believe that we are in the early stages of an exceptional period of production growth for Burlington, which, in combination with our focus on cost efficiency and capital discipline, positions us to perform differentially throughout price cycles," said Bobby S. Shackouls, Burlington Resources chairman, president and chief executive officer.

Natural gas production averaged 1,889 million cubic feet per day (MMcfd), up 3 percent from the prior year's quarterly average of 1,839 MMcfd. Natural gas liquids (NGL) production increased 6 percent to 63.0 thousand barrels per day
(Mbd), from 59.6 Mbd during the prior year's quarter. Oil production also increased 6 percent to 47.3 Mbd from 44.7 Mbd.

The company achieved increases in natural gas and NGL volumes in Canada, and significantly higher oil volumes from international operations attributable to the addition of production from the Burlington-operated MLN Field in Algeria. Subsequent to the quarter, oil production began from the partner-operated Panyu Field offshore China, and gas volumes were rising in the Madden Field in Wyoming as a result of progress on the gathering line repairs.

Natural gas price realizations averaged $4.68 per thousand cubic feet (Mcf) during the quarter, compared to $2.77 per Mcf during the prior year's quarter. Increased pipeline capacity in the Rocky Mountains has reduced basis differentials and increased prices realized for Burlington's gas production there. NGL price realizations of $20.42 per barrel were up from $15.22 per barrel realized during the prior year's quarter. Oil price realizations of $27.16 per barrel were up from $25.90 per barrel realized during the prior year's quarter.

Exploration expenses were $55 million during the third quarter, compared to $53 million during the prior year's quarter.

OUTLOOK

Production - Burlington's fourth-quarter 2003 volume guidance is provided below. Annual volume guidance for 2003 is unchanged from prior guidance, with a target range of 2,500 MMcfed to 2,640 MMcfed. During 2004, the company expects to achieve the higher end of its previously stated goal of averaging long-term annual volume growth in the 3 percent to 8 percent range. Production guidance for the fourth quarter and full year of 2003 on the basis of location and product follows:

                                                  4th-Q. 2003                    Full-Year 2003
                                                    Estimate                        Estimate
                                                ---------------                 ----------------

         Natural Gas (MMcfd)
                  U.S.                            870  -    905                   845   -    880
                  Canada                          860  -    910                   865   -    900
                  Other International             190  -    225                   155   -    165
                                                ---------------                 ----------------
                           Total                1,920  -  2,040                 1,865   -  1,945
         Natural Gas Liquids (Mbd)
                  U.S.                           32.9  -   35.2                   34.0  -   36.4
                  Canada                         27.7  -   29.0                   27.0  -   28.1
                  Other International             0.0  -    0.0                    0.0  -    0.0
                                               ----------------                 ----------------
                           Total                 60.6  -   64.2                   61.0  -   64.5
         Crude Oil (Mbd)
                  U.S.                           29.0  -   32.6                   27.6  -   29.7
                  Canada                          5.0  -    5.4                    5.2  -    5.6
                  Other International            17.0  -   32.0                   12.0  -   16.0
                                               ----------------                 ----------------
                           Total                 51.0  -   70.0                   44.8  -   51.3
                                               ================                 ================

         Total Equiv. Prod. (MMcfed)            2,590  -  2,845                  2,500  -  2,640

North American Natural Gas Hedges - As of October 15, Burlington had hedged the following volumes of future North American natural gas production using price collars. All prices are weighted averages adjusted to a NYMEX equivalent price using an estimate of differentials between the NYMEX price and regional prices on which the collars are based. Detailed hedging information is available on Burlington's Web site at www.br-inc.com/docs/hedge.pdf.

                                               4th-Q. 2003        1st-Q. 2004           2nd-Q. 2004
                                               -----------        -----------           -----------

         Volumes                               606 MMcfd          184 MMcfd             59 MMcfd
         Floor Price                           $3.66/Mcf          $4.47/Mcf             $4.33/Mcf
         Ceiling Price                         $5.62/Mcf          $7.06/Mcf             $6.39/Mcf

Other 2003 Financial Parameters - Estimated expenses for the fourth quarter and full year are:

                                                   4th-Q. 2003                    Full-Year 2003
                                                   -----------                    --------------

         Production and processing             $0.54 to $0.58/Mcfe              $0.49 to $0.53/Mcfe
         Administrative costs                  $0.17 to $0.20/Mcfe              $0.17 to $0.20/Mcfe
         Transportation costs                  $0.40 to $0.43/Mcfe              $0.42 to $0.45/Mcfe
         Depletion, depreciation and           $0.96 to $1.00/Mcfe              $0.95 to $0.99/Mcfe
              amortization
         Interest expense                      $66 MM to $69 MM                 $260 MM to $263 MM
         Exploration costs                     $60 MM to $80 MM                 $235 MM to $255 MM

In addition, Burlington anticipates an effective income tax rate of 30 to 34 percent for the full year of 2003. The breakdown between current and deferred taxes for the year could vary widely depending on commodity prices and other factors. Burlington also estimates that reserve replacement costs for the full year will range from $1.15 to $1.35 per Mcfe.

Headquartered in Houston, Texas, Burlington Resources is one of the world's largest independent oil and gas companies, with exploration, production and development operations in the U.S., Canada, the United Kingdom, Africa, China and South America. For additional information see the Burlington Resources Web site at www.br-inc.com.

(1) See accompanying table for a reconciliation of GAAP and non-GAAP measures utilized in calculating discretionary cash flow, and a statement indicating why management believes the non-GAAP measure of discretionary cash flow is useful information to investors.

FORWARD-LOOKING STATEMENTS

This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the company's periodic reports filed with the Securities and Exchange Commission.

                            BURLINGTON RESOURCES INC.
                 RECONCILIATION OF GAAP TO NON-GAAP MEASURE (a)
                                 ($ IN MILLIONS)


Below is a reconciliation of net cash provided by operating activities to discretionary cash flow.

                                                                  Third Quarter
                                                            --------------------------
                                                               2003            2002
                                                            ----------      ----------
Net cash provided by operating activities                   $      665      $      397
     Adjustments:
         Working capital                                            12            (116)
         Changes in other assets and liabilities                   (26)             10
                                                            ----------      ----------
Discretionary cash flow                                     $      651      $      291
                                                            ==========      ==========

(a) GAAP - Generally Accepted Accounting Principles.



Management believes that the non-GAAP measure of discretionary cash flow is useful information for investors because it is used internally and accepted by the investment community as a means of measuring the company's ability to fund its capital and dividend programs and to service its debt. Discretionary cash flow is also useful because it is widely used by professional research analysts in valuing, comparing ratings and providing investment recommendations of companies in the oil and gas exploration and production industry. Many investors use this published research in making investment decisions.

                            BURLINGTON RESOURCES INC.
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                                                  THIRD QUARTER                    NINE MONTHS
                                                            --------------------------      --------------------------
                                                               2003            2002            2003            2002
                                                            ----------      ----------      ----------      ----------
                                                                      (In Millions, Except per Share Amounts)
Revenues ..............................................     $    1,059      $      652      $    3,246      $    2,138
                                                            ----------      ----------      ----------      ----------

Costs and Other Income - Net
Taxes Other than Income Taxes .........................             47              29             141              92
Transportation Expense ................................            100              98             301             266
Production and Processing .............................            118             117             332             365
Depreciation, Depletion and Amortization ..............            239             195             669             631
Exploration Costs .....................................             55              53             175             214
Impairment of Oil and Gas Properties ..................             --              --              30              --
Administrative ........................................             38              36             119             113
Interest Expense ......................................             66              65             193             207
(Gain)/Loss on Disposal of Assets .....................              2               6               2             (67)
Other Expense (Income) - Net ..........................             (2)            (14)             13             (18)
                                                            ----------      ----------      ----------      ----------
       Total Costs and Other Income - Net .............            663             585           1,975           1,803
                                                            ----------      ----------      ----------      ----------

Income Before Income Taxes and Cumulative Effect of
 Change in Accounting Principle .......................            396              67           1,271             335
Income Tax Expense (Benefit) ..........................            129             (12)            398              38
                                                            ----------      ----------      ----------      ----------

Income Before Cumulative Effect of Change in
 Accounting Principle .................................            267              79             873             297
Cumulative Effect of Change in Accounting
 Principle - Net ......................................             --              --             (59)             --
                                                            ----------      ----------      ----------      ----------

Net Income ............................................     $      267      $       79      $      814      $      297
                                                            ==========      ==========      ==========      ==========

Earnings per Common Share

Basic
     Before Cumulative Effect of Change in
         Accounting Principle .........................     $     1.34      $     0.39      $     4.37      $     1.47
     Cumulative Effect of Change in
         Accounting Principle - Net ...................             --              --           (0.29)             --
                                                            ----------      ----------      ----------      ----------
     Net Income .......................................     $     1.34      $     0.39      $     4.08      $     1.47
                                                            ==========      ==========      ==========      ==========

Diluted
     Before Cumulative Effect of Change in
         Accounting Principle .........................     $     1.33      $     0.39      $     4.34      $     1.47
     Cumulative Effect of Change in
         Accounting Principle - Net ...................             --              --           (0.29)             --
                                                            ----------      ----------      ----------      ----------
     Net Income .......................................     $     1.33      $     0.39      $     4.05      $     1.47
                                                            ==========      ==========      ==========      ==========

Basic Common Shares ...................................            199             201             200             201
                                                            ==========      ==========      ==========      ==========
Diluted Common Shares .................................            201             202             201             202
                                                            ==========      ==========      ==========      ==========


 This statement should be read in conjunction with the attached press release.

                            BURLINGTON RESOURCES INC.
                            SALES VOLUMES AND PRICES

                                                      2003                        2002                     Year Ended
                                         -------------------------------  ---------------------  --------------------------------
                                           First     Second      Third      Third      Fourth
                                          Quarter    Quarter    Quarter    Quarter     Quarter     2002        2001       2000
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------

SALES VOLUMES
   Gas (MMCF/Day)
      USA                                      867        875        848        900         917        949       1,121      1,265
      Canada                                   852        868        873        782         829        802         433        341
      Other International                      153        136        168        157         137        165         170        118
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
             Worldwide                       1,872      1,879      1,889      1,839       1,883      1,916       1,724      1,724
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   NGLs (MBBLS/Day)
      USA                                     35.7       34.6       35.9       34.5        32.7       32.7        34.6       36.1
      Canada                                  28.0       28.5       27.1       25.1        26.9       27.4        12.5       11.1
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
             Worldwide                        63.7       63.1       63.0       59.6        59.6       60.1        47.1       47.2
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Oil (MBBLS/Day)
      USA                                     27.6       28.8       30.0       34.2        29.3       35.4        44.0       51.6
      Canada                                   5.1        5.2        5.2        5.4         4.7        7.8        11.9       12.5
      Other International                      6.6        6.7       12.1        5.1         3.3        5.9         7.3        9.6
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
             Worldwide                        39.3       40.7       47.3       44.7        37.3       49.1        63.2       73.7
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
             Total Equivalent (MMCFE/D)      2,490      2,502      2,551      2,465       2,464      2,571       2,386      2,449
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------

AVERAGE REALIZED PRICES
   Gas ($/MCF)
      USA                                $    5.27  $    4.94  $    4.91  $    2.92   $    3.96  $    3.39   $    3.99  $    3.31
      Canada                                  5.72       5.34       4.90       2.74        3.86       3.17        4.60       4.10
      Other International                     3.02       2.72       2.46       2.01        2.67       2.27        2.83       2.57
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Combined including hedging                 5.29       4.96       4.68       2.77        3.82       3.20        4.03       3.42
      Hedging loss (gain)                     0.23       0.07       0.04      (0.11)       0.01      (0.16)       0.48       0.45
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Combined before hedging               $    5.52  $    5.03  $    4.72  $    2.66   $    3.83  $    3.04   $    4.51  $    3.87
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   NGLs ($/BBL)
      USA                                $   19.54  $   17.26  $   17.81  $   14.43   $   14.78  $   13.23   $   14.75  $   17.70
      Canada                                 25.31      20.07      23.88      16.32       17.89      15.92       22.50      25.38
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Combined                              $   22.07  $   18.53  $   20.42  $   15.22   $   16.18  $   14.46   $   16.79  $   19.51
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Oil ($/BBL)
      USA                                $   30.87  $   26.93  $   27.66  $   24.39   $   23.98  $   23.16   $   22.63  $   24.18
      Canada                                 35.68      27.96      32.30      33.56       31.90      28.32       26.51      29.06
      Other International                    20.32      29.74      23.67      28.13       24.31      24.30       23.42      27.73
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Combined including hedging                29.74      27.53      27.16      25.90       25.01      24.11       23.45      25.44
      Hedging loss (gain)                     0.44         --         --         --          --      (0.18)       1.10       2.62
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------
   Combined before hedging               $   30.18  $   27.53  $   27.16  $   25.90   $   25.01  $   23.93   $   24.55  $   28.06
                                         ---------  ---------  ---------  ---------   ---------  ---------   ---------  ---------